March 13, 2020

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2019 Results

Reports Net Income of $88.2 Million or $2.02 per Diluted Share, and Adjusted EBITDA of $78.7 Million

CLAYTON, Mo. (March 13, 2020) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights (all comparisons are with the fourth quarter of 2018)

●	Revenues were $20.2 million, down 69.2% from $65.5 million
●	Adjusted EBITDA was $63.1 million, up 474.0% from $11.0 million
●	Net income increased to $72.4 million, or $1.66 per diluted share, from $1.8 million, or $0.04 per diluted share.

2019 Financial Highlights (all comparisons are with the year ended December 31, 2018)

●	Revenues were $205.2 million, down 29.5% from $291.0 million
●	Adjusted EBITDA was $78.7 million, up 6.1% from $74.2 million
●	Net income increased to $88.2 million, or $2.02 per diluted share, from $53.2 million, or $1.22 per diluted share.

“We are thankful for the government’s decision to retroactively reinstate the blenders’ tax credit for 2018 and 2019 and for its extension through December 31, 2022. This means that we can now plan with certainty for our biodiesel business for the next three years. The retroactive reinstatement of this credit increased biofuel segment gross profits $57,872 ($26,571 and $31,301 from gallons shipped in 2019 and 2018, respectively). The stability that this measure brings to our operation will allow us to further develop our chemical segment with greater confidence in the years ahead.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

"The 2019 fourth quarter revenue, adjusted EBITDA, and net income was impacted by the accounting treatment of the retroactive reinstatement of the blenders' tax credit passed into law in December 2019 for product physically sold and blended during the twelve months ended December 31, 2019 and 2018.  To better understand the current period financials with the prior period financials, see Note 2 of our consolidated financial statements that explains our accounting policy for the blenders' tax credit; Note 3 that summarizes the gross profit impact by year; and Note 16 showing the income tax benefit." said Rose Sparks, Chief Financial Officer of FutureFuel Corp.

2019 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2020.

	Three months ended December 31:
			Dollar	%
	2019	2018(1)	Change	Change
Revenues	$20,177	$65,513	$(45,336)	(69.2%)
Income from operations	$59,638	$12,803	$46,835	365.8%
Net income	$72,373	$1,836	$70,537	3841.9%
Earnings per common share:
Basic	$1.65	$0.04	$1.61	4025.0%
Diluted	$1.65	$0.04	$1.61	4025.0%
Capital expenditures (net of customer reimbursements)	$797	$1,011	$(214)	(21.2%)
Adjusted EBITDA	$63,064	$10,986	$52,078	474.0%

	Twelve months ended December 31:
			Dollar	%
	2019	2018(1)	Change	Change
Revenues	$205,226	$291,018	$(85,792)	(29.5%)
Income from operations	$65,309	$63,439	$1,870	2.9%
Net income	$88,181	$53,158	$35,023	65.9%
Earnings per common share:
Basic	$2.02	$1.22	$0.80	65.6%
Diluted	$2.02	$1.22	$0.80	65.6%
Capital expenditures (net of customer reimbursements)	$2,243	$2,208	$35	1.6%
Adjusted EBITDA	$78,697	$74,170	$4,527	6.1%
(1) Prior year amounts have been reclassified to be consistent with current year classifications.

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

Consolidated Financial Results Q4 2019 versus Q4 2018

Fourth quarter revenue decreased $45,336 primarily from the recognition of rebates owed to customers of $39,423 with the retroactive reinstatement of the 2019 and 2018 BTC in December 2019. Sales volumes declined given market conditions in the agrochemical and performance chemicals within our chemical segment.

Income from operations of $59,638 increased mostly from the $57,872 net benefit of the BTC reinstated for 2019 and 2018, in late December of 2019. See Note 3 of our consolidated financial statements for a detailed discussion.

Net income of $72,373 increased primarily from the benefit of the reinstatement of the BTC and the Small Producer’s Tax Credit for 2019 and 2018 recognized in the fourth quarter 2019 (see Note 16 of the 2019 consolidated financial statements for further details).

Consolidated Financial Results 2019 versus 2018

Consolidated sales revenue decreased $85,792 in 2019 compared to 2018. This decrease primarily resulted from lower sales volumes in both the biofuel and chemical segments and the recognition of customer rebates owed to customers with the retroactive reinstatement of the BTC for 2019 and 2018 in December of 2019.

Income from operations of $65,309 increased primarily from the reinstatement of the biodiesel BTC for 2018 and 2019 in 2019 as compared to the BTC for 2017 in 2018 (see Note 3 of the 2019 consolidated financial statements for further details) offset by decreased volumes in the chemical segment from the agrochemical and energy markets, and iii) the decreased sales volume in the biofuel segment.

FutureFuel reported net income of $88,181, or $2.02 per diluted share, for 2019, compared with net income of $53,158, or $1.22 per diluted share in 2018. Adjusted EBITDA for 2019 totaled $78,697, up from $74,170 in 2018. Adjusted EBITDA was impacted by the change in (gains) losses on marketable securities ($4,619) and $12,011, and the change in income tax (benefit) provision of ($8,386) and $7,019 in 2019 and 2018, respectively.

Capital Expenditures

Capital expenditures and intangibles were $6,971 in 2019, compared with $4,867 in 2018. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2019	2018
Cash paid for capital expenditures	$6,971	$4,867
Cash received from customers as reimbursement of capital expenditures*	$(4,728)	$(2,659)
Cash paid for capital expenditures, net of customer reimbursements	$2,243	$2,208

*This receipt of cash was reported as an increase in deferred revenue in cash flows from operations.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $316,951 as of December 31, 2019, compared with $294,860 as of December 31, 2018.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2019 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$243,331	$214,972
Accounts receivable, inclusive of the blenders' tax credit of $97,295 and $0, and net of allowances for bad debt of $0	114,866	18,138
Inventory	37,573	39,296
Marketable securities	73,620	79,888
Other current assets	11,499	10,036
Total current assets	480,889	362,330
Property, plant and equipment, net	98,597	103,575
Other assets	7,019	5,250
Total noncurrent assets	105,616	108,825
Total Assets	$586,505	$471,155
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $39,423 and $0	$62,554	$21,670
Dividends payable	10,498	10,498
Other current liabilities	9,711	7,323
Total current liabilities	82,763	39,491
Deferred revenue – long-term	21,291	20,319
Other noncurrent liabilities	15,353	22,267
Total noncurrent liabilities	36,644	42,586
Total liabilities	119,407	82,077
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243 issued and outstanding as of December 31, 2019 and 2018	4	4
Accumulated other comprehensive income	296	(20)
Additional paid in capital	282,166	282,145
Retained earnings	184,632	106,949
Total Stockholders’ Equity	467,098	389,078
Total Liabilities and Stockholders’ Equity	$586,505	$471,155

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2019	2018
Revenue	$20,177	$65,513
Cost of goods sold and distribution	(41,968)	50,546
Gross profit	62,145	14,967
Selling, general, and administrative expenses	1,643	1,483
Research and development expenses	864	681
	2,507	2,164
Income from operations	59,638	12,803
Other income (losses), net	1,460	(6,284)
Income before income taxes	61,098	6,519
Income tax (benefit) provision	(11,275)	4,683
Net income	$72,373	$1,836

Earnings per common share
Basic	$1.65	$0.04
Diluted	$1.65	$0.04
Weighted average shares outstanding
Basic	43,743,243	43,743,243
Diluted	43,743,243	43,748,290

Comprehensive Income
Net income	$72,373	$1,836
Other comprehensive income (loss) from unrealized net gains (losses) on available-for-sale securities	121	(183)
Income tax effect	(25)	39
Total unrealized gains (losses), net of tax	96	(144)
Comprehensive income	$72,469	$1,692

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve months ended December 31:
	2019	2018
Revenue	$205,226	$291,018
Cost of goods sold and distribution	131,087	217,620
Gross profit	74,139	73,398
Selling, general, and administrative expenses	5,639	6,435
Research and development expenses	3,191	3,524
	8,830	9,959
Income from operations	65,309	63,439
Other income (losses), net	14,486	(3,262)
Income before income taxes	79,795	60,177
Income tax (benefit) provision	(8,386)	7,019
Net income	$88,181	$53,158

Earnings per common share
Basic	$2.02	$1.22
Diluted	$2.02	$1.22
Weighted average shares outstanding
Basic	43,743,243	43,725,333
Diluted	43,744,676	43,731,192

Comprehensive Income
Net income	$88,181	$53,158
Other comprehensive income (loss) from unrealized net gains (losses) on available-for-sale securities	400	(229)
Income tax effect	(84)	49
Total unrealized gains (losses), net of tax	316	(180)
Comprehensive income	$88,497	$52,978

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(Dollars in thousands)

(Audited)

	2019	2018
Cash flows from operating activities
Net income	$88,181	$53,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,087	11,227
Amortization of deferred financing costs	144	144
Benefit for deferred income taxes	(5,145)	(1,253)
Change in fair value of equity securities	(6,281)	13,238
Change in fair value of derivative instruments	(30)	(2,130)
Loss (gain) on the sale of investments	1,662	(1,227)
Stock based compensation	21	357
(Gain) loss on disposal of property and equipment	(11)	41
Noncash interest expense	29	28
Changes in operating assets and liabilities:
Accounts receivable	(93,970)	5,679
Accounts receivable – related parties	(2,758)	(1,679)
Inventory	1,723	4,458
Income tax receivable	(1,204)	79
Prepaid expenses	(165)	(107)
Accrued interest on marketable securities	(33)	(25)
Other assets	239	(317)
Accounts payable	41,453	1,243
Accounts payable – related parties	(434)	506
Accrued expenses and other current liabilities	1,087	274
Accrued expenses and other current liabilities – related parties	64	-
Deferred revenue	1,628	(1,258)
Other noncurrent liabilities	(3,649)	3,177
Net cash provided by operating activities	34,638	85,613
Cash flows from investing activities
Collateralization of derivative instruments	(111)	1,680
Purchase of marketable securities	(20,131)	(19,664)
Proceeds from the sale of marketable securities	31,419	48,235
Proceeds from the sale of property and equipment	13	22
Capital expenditures	(6,971)	(4,867)
Net cash provided by investing activities	4,219	25,406
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	-	(176)
Payment of dividends	(10,498)	(10,498)
Net cash used in financing activities	(10,498)	(10,674)
Net change in cash and cash equivalents	28,359	100,345
Cash and cash equivalents at beginning of period	214,972	114,627
Cash and cash equivalents at end of period	$243,331	$214,972

Cash paid for interest	$-	$-
Cash paid for income taxes	$2,372	$9,182
Noncash investing and financing activities:
Noncash capital expenditures	$207	$420
Noncash operating leases	$432	$-
Noncash items incurred for dividends	$10,498	$10,498

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2019	2018	2019	2018
Net income	$72,373	$1,836	$88,181	$53,158
Depreciation	2,995	2,725	12,087	11,227
Non-cash stock-based compensation	-	36	21	357
Interest and dividend income	(2,220)	(2,495)	(10,050)	(9,183)
Non-cash interest expense and amortization of deferred financing costs	43	43	173	173
(Gain) loss on disposal of property and equipment	-	-	(11)	41
Loss (gain) on derivative instruments	590	(4,580)	1,301	(633)
Loss (gain) on marketable securities	558	8,738	(4,619)	12,011
Income tax (benefit) provision	(11,275)	4,683	(8,386)	7,019
Adjusted EBITDA	$63,064	$10,986	$78,697	$74,170

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2019	2018
Net cash provided by operating activities	$34,638	$85,613
Benefit for deferred income taxes	5,145	1,253
Interest and dividend income	(10,050)	(9,183)
Income tax (benefit) provision	(8,386)	7,019
Loss (gain) on derivative instruments	1,301	(633)
Change in fair value of derivative instruments	30	2,130
Changes in operating assets and liabilities, net	56,017	(12,030)
Other	2	1
Adjusted EBITDA	$78,697	$74,170

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Audited)

	Three months ended December 31:		Twelve months ended December 31:
	2019	2018	2019	2018
Revenue
Custom chemicals	$20,027	$23,281	$90,962	$97,746
Performance chemicals	2,943	5,217	13,865	19,382
Chemicals revenue	$22,970	$28,498	$104,827	$117,128
Biofuels revenue	(2,793)	37,015	100,399	173,890
Total Revenue	$20,177	$65,513	$205,226	$291,018

Segment gross profit
Chemicals	$6,946	$9,516	$29,923	$33,986
Biofuels	55,199	5,451	44,216	39,412
Total gross profit	$62,145	$14,967	$74,139	$73,398

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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